As filed with the Securities and Exchange Commission on July 26, 1999

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------


                        THE MERIDIAN RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)


          TEXAS                                       76-0319553
     (State or other                                (I.R.S Employer
     jurisdiction of                              Identification No.)
      incorporation
    or organization)

15995 N. BARKER'S LANDING,
        SUITE 300                                       77079
     HOUSTON, TEXAS
  (Address of Principal                               (Zip Code)
   Executive Offices)

       TEXAS MERIDIAN RESOURCES CORPORATION 1997 LONG-TERM INCENTIVE PLAN
         TEXAS MERIDIAN RESOURCES CORPORATION DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              JOSEPH A. REEVES, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        THE MERIDIAN RESOURCE CORPORATION
                      15995 N. BARKER'S LANDING, SUITE 300
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 558-8080
          (Telephone number, including area code, of agent for service)
                            ------------------------


                                  With Copy to:

                               CHARLES L. STRAUSS
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                            ------------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES TO BE     AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION
        REGISTERED           REGISTERED(1)        SHARE(2)             PRICE(2)           FEE
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   4,140,932            3.625            $15,010,878       $4,173.03
==================================================================================================

(1) Of the shares of common stock, $.01 par value ("Common Stock") registered hereby, 3,840,932 shares are additional securities of the same class as the securities for which the Registration Statement on Form S-8 (Reg. No. 333-40009) relating to the Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan is effective and 300,000 shares are additional securities of the same class as the securities for which the Registration Statement on Form S-8 (Registration No. 33-86788) relating to the Texas Meridian Resource Corporation Director Stock Option Plan is effective. Also includes an equal number of associated rights pursuant to the Shareholder Rights Agreement dated May 5, 1999 between the Company and American Stock Transfer & Trust Company. Also includes an indeterminate number of shares and rights to be issued pursuant to the anti-dilution provisions of such plans and agreements.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of the Common Stock as reported by the New York Stock Exchange, Inc. on July 22, 1999.

================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF DOCUMENTS BY REFERENCE

      The Meridian Resource Corporation, a Texas corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the contents of the Company's Registration Statement No. 333-40009 and the contents of the Company's Registration Statement No.33-86788.

EXHIBITS.

      4.1   --    Texas Meridian Resources Corporation 1997 Long-Term Incentive
                  Plan (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1997).

      4.2   --    Amendments No.'s 1 and 2 to the 1997 Long-Term Incentive Plan
                  (incorporated by reference to the Registrant's Registration
                  Statement on Form S-8, for The Meridian Resource Corporation
                  Geoscientist Well Bonus Plan and The Meridian Resource
                  Corporation TMR Employee Trust Well Bonus Plan, which was filed with the SEC on the date hereof.)

      4.3   --    The Meridian Resource Corporation Directors' Stock Option Plan
                  (incorporated by reference to Exhibit 10.5 of the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1991, as amended by the Company's Form 8 filed March 4, 1993).

      4.4   --    Amendment No. 1 to Director Stock Option Plan (incorporated by reference to the Registrant's Registration Statement on Form
                  S-8, for The Meridian Resource Corporation Geoscientist Well
                  Bonus Plan and The Meridian Resource Corporation TMR Employee
                  Trust Well Bonus Plan, which was filed with the SEC on the date hereof.)

      *5.1  --    Opinion of Fulbright & Jaworski L.L.P.

      23.1  --    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1).

      *23.2 -- Consent of Ernst & Young LLP with respect to the financial statements of The Meridian Resource Corporation.

      *23.3 --    Consent of Ryder Scott Petroleum Company.

      *23.4 --    Consent of T.J. Smith & Company

      24.1  --    Powers of Attorney (included on page II-5 of this Registration
                  Statement).

      *     Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 23, 1999.

                                       THE MERIDIAN RESOURCE CORPORATION


                                       By: /S/ JOSEPH A. REEVES, JR.
                                                  Joseph A. Reeves, Jr.
                                                  CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Reeves, Jr. and Michael J. Mayell, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                         TITLE                      DATE

/S/ JOSEPH A. REEVES, JR.         Chief Executive Officer          July 23, 1999
    Joseph A. Reeves, Jr.       (Principal Executive Officer)
                              Director and Chairman of the Board

/S/ MICHAEL J. MAYELL              President and Director          July 23, 1999
    Michael J. Mayell

/S/ P. RICHARD GESSINGER           Executive Vice President        July 23, 1999
    P. Richard Gessinger          (Chief Financial Officer)

/S/ LLOYD V. DELANO         Vice President-Director of Accounting  July 23, 1999
    Lloyd V. DeLano               (Chief Accounting Officer)

_________________________                  Director                July __, 1999
      Paul Ching

_________________________                  Director                July __, 1999
      E. L. Henry

/S/ JOE E. KARES                           Director                July 23, 1999
    Joe E. Kares

/S/ JAMES T. BOND                          Director                July 23, 1999
    James T. Bond

/S/ GARY A. MESSERSMITH                    Director                July 23, 1999
    Gary A. Messersmith

_________________________                  Director                July __, 1999
     Jack A. Prizzi

                                   EXHIBIT INDEX

EXHIBIT                                                                    PAGE
 NUMBER                            DESCRIPTION                            NUMBER
-------                            -----------                            ------
4.1    --    Texas Meridian Resources Corporation 1997 Long-Term
             Incentive Plan (incorporated by reference to Exhibit
             10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.2    --    Amendments No.'s 1 and 2 to the 1997 Long-Term Incentive
             Plan (incorporated by reference to the Registrant's
             Registration Statement on Form S-8, for The Meridian
             Resource Corporation Geoscientist Well Bonus Plan and The
             Meridian Resource Corporation TMR Employee Trust Well Bonus
             Plan, which was filed with the SEC on the date hereof.)

4.3    --    The Meridian Resource Corporation Directors' Stock Option
             Plan (incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K for the year ended
             December 31, 1991, as amended by the Company's Form 8 filed March 4, 1993).

4.4    --    Amendment No. 1 to Director Stock Option Plan (incorporated by reference to the Registrant's Registration Statement on Form S-8, for The Meridian Resource Corporation Geoscientist
             Well Bonus Plan and The Meridian Resource Corporation TMR
             Employee Trust Well Bonus Plan, which was filed with the SEC on the date hereof.)

*5.1   --    Opinion of Fulbright & Jaworski L.L.P.

23.1   --    Consent of Fulbright & Jaworski L.L.P. (included in  Exhibit
             5.1).

*23.2  --    Consent of Ernst & Young LLP with respect to the financial statements of The Meridian Resource Corporation.

*23.3  --    Consent of Ryder Scott Petroleum Company.

*23.4  --    Consent of T.J. Smith & Company

24.1   --    Powers of Attorney (included on page II-5 of this
             Registration Statement).

*       Filed herewith.